UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
June 26, 2008
Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
2515 McKinney Avenue, Suite 1200
Dallas, TX 75201

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (214) 303-3400
Not Applicable.

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On June 27, 2008, Dean Foods Company (the “Company”) announced that Michelle P. Goolsby, Executive Vice President – Development, Sustainability & Corporate Affairs, will be leaving her position with the Company effective August 1, 2008. The related press release is attached hereto as Exhibit 99.1.
     From August 1, 2008 through February 15, 2010, Ms. Goolsby will serve as a senior advisor and consulting employee to the Company. Ms. Goolsby will receive her current base salary throughout, and will be eligible for a bonus in respect of, the Company’s 2008 fiscal year. From January 1, 2009 through February 15, 2010, she will receive half of her current base salary. Ms. Goolsby’s stock options and restricted stock units will continue to vest during the term of her service to the Company; her vested outstanding stock options will expire 60 to 90 days following the termination of her services.
     A copy of the letter agreement between Ms. Goolsby and the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the letter agreement is qualified entirely by reference to the full text of Exhibit 10.1
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Agreement by and between Michelle P. Goolsby and Dean Foods Company dated June 26, 2008.

99.1	Dean Foods Company press release dated June 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2008	DEAN FOODS COMPANY
	By:	/s/ Steven J. Kemps
Steven J. Kemps
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement by and between Michelle P. Goolsby and Dean Foods Company dated June 26, 2008.

99.1	Dean Foods Company press release dated June 27, 2008.